UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2021

MarketAxess Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hudson Yards

New York, New York 10001

(Address of principal executive offices, including zip code)

(212) 813-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.003 per share	MKTX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2021, MarketAxess Holdings Inc. (“MarketAxess”) entered into a severance protection agreement ( the “Severance Protection Agreement”) with Christopher N. Gerosa. The Severance Protection Agreement provides Mr. Gerosa with severance payments and benefits upon a qualifying termination of employment, subject to Mr. Gerosa’s execution of a waiver and general release.

The Severance Protection Agreement has an initial term of five years and renews thereafter for successive one-year terms, unless the Company provides written notice of nonrenewal at least twelve months prior to the expiration date of the then-applicable term; provided, that if the agreement is in effect at the time of a Change in Control (as defined in the Severance Protection Agreement), the term shall continue in perpetuity thereafter.

Upon a termination of employment by the Company without Cause (as defined in the Severance Protection Agreement) prior to a Change in Control or following the second anniversary of a Change in Control, or upon resignation by Mr. Gerosa for Good Reason (as defined in the Severance Protection Agreement) following the second anniversary of a Change in Control, Mr. Gerosa shall receive the following: (i) a severance payment equal to 1.0 times the sum of (x) Mr. Gerosa’s base salary (as in effect on the termination date, or if greater, as of immediately prior to the Change in Control) plus (y) the average of the annual cash bonuses earned by and payable to Mr. Gerosa for the three years preceding the year in which the termination date occurs (or, if greater, the three years preceding the year in which a Change in Control occurs), payable in regular installments over twelve months; (ii) a pro-rata bonus payment for the year of termination equal to the average of the annual cash bonuses earned by and payable to Mr. Gerosa for the three years preceding the year in which the termination date occurs (or, if greater, the three years preceding the year in which a Change in Control occurs), prorated based on the number of days worked during the year in which termination occurs, payable in a lump sum; (iii) to the extent earned but not paid, the annual bonus for the year preceding the year in which the termination date occurs, generally payable at the same time as other bonuses to senior executives; (iv) payment of any COBRA health and welfare premiums for twelve months following the termination date (or, in lieu thereof, taxable monthly payments in an after-tax amount equal to such COBRA health and welfare premiums); and (v) with respect to any then-unvested equity or equity-based incentive awards, (A) any such award subject solely to time- or service-based vesting shall continue to become vested, exercisable and payable on the same schedule for twelve months following the termination date as if Mr. Gerosa had remained actively employed, and (B) any such award subject to performance-based vesting shall continue to become vested, exercisable and payable on the same schedule for twelve months following the termination date as if Mr. Gerosa had remained actively employed (x) based on actual performance for any performance period that is completed during such twelve month period, or (y) based on target performance level for any performance period that is not completed during such twelve month period.

Upon a termination of employment by the Company without Cause or resignation by Mr. Gerosa for Good Reason within two years following a Change in Control, Mr. Gerosa shall receive the following: (i) a severance payment equal to 1.5 times the sum of (x) Mr. Gerosa’s base salary (as in effect on the termination date, or if greater, as of immediately prior to the Change in Control) plus (y) the average of the annual cash bonuses earned by and payable to Mr. Gerosa for the three years preceding the year in which the termination date occurs (or, if greater, the three years preceding the year in which a Change in Control occurs), payable in a lump sum; (ii) a pro-rata bonus payment for the year of termination equal to the average of the annual cash bonuses earned by and payable to Mr. Gerosa for the three years preceding the year in which the termination date occurs (or, if greater, the three years preceding the year in which a Change in Control occurs), prorated based on the number of days worked during the year in which termination occurs, payable in a lump sum; (iii) to the extent earned but not paid, the annual bonus for the year preceding the year in which the termination date occurs, generally payable at the same time as other bonuses to senior executives; (iv) payment of any COBRA health and welfare premiums for eighteen months following the termination date (or in lieu thereof, taxable monthly payments in an after-tax amount equal to such COBRA health and welfare premiums); and (v) with respect to any then-unvested equity or equity-based incentive awards, (A) any such award subject solely to time- or service-based vesting shall immediately vest in full, and (B) any such award subject to performance-based vesting shall immediately vest (x) based on actual performance for any performance period that is completed prior to Mr. Gerosa’s termination date, or (y) based on target performance level for any performance period that is not completed prior to Mr. Gerosa’s termination date.

Upon a termination of employment due to death or disability, Mr. Gerosa shall receive the following: (i) a severance payment equal to 0.5 times the sum of (x) Mr. Gerosa’s base salary (as in effect on the termination date, or if greater, as of immediately prior to the Change in Control) plus (y) the average of the annual cash bonuses earned by and payable to Mr. Gerosa for the three years preceding the year in which the termination date occurs (or, if greater, the three years preceding the year in which a Change in Control occurs), payable in a lump sum; (ii) a pro-rata bonus payment for the year of termination equal to 0.5 times the average of the annual cash bonuses earned by and payable to Mr. Gerosa for the three years preceding the year in which the termination date occurs (or, if greater, the three years preceding the year in which a Change in Control occurs), prorated based on the number of days worked during the year in which termination occurs, payable in a lump sum; (iii) to the extent earned but not paid, the annual bonus for the year preceding the year in which the termination date occurs, generally payable at the same time as other bonuses to senior executives; (iv) payment of any COBRA health and welfare premiums for twelve months following the termination date (or in lieu thereof, taxable monthly payments in an after-tax amount equal to such COBRA health and welfare premiums); and (v) with respect to any then-unvested equity or equity-based incentive awards, (A) 100% of any such award subject solely to time- or service-based vesting shall immediately vest in full and the remainder shall be immediately forfeited, and (B) 100% of any such award subject to performance-based vesting shall immediately vest (x) based on actual performance for any performance period that is completed prior to Mr. Gerosa’s termination date, or (y) based on target performance level for any performance period that is not completed prior to Mr. Gerosa’s termination date.

The Severance Protection Agreement also provides that if any payments or benefits paid or provided to Mr. Gerosa would be subject to, or result in, the imposition of the excise tax imposed by Internal Revenue Code Section 4999, then the amount of such payments will be automatically reduced to the minimum extent necessary such that no portion of the payment is subject to the excise tax, unless Mr. Gerosa would, on a net after-tax basis, receive less compensation than if the payment were not so reduced.

In connection with entering into the Severance Protection Agreement, Mr. Gerosa also executed a Proprietary Information and Non-Competition Agreement.

The foregoing description of the Severance Protection Agreement is a summary only and is qualified in its entirety by the full text of the agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

10.1	Severance Protection Agreement, dated as of August 12, 2021, by and between MarketAxess Holdings Inc. and Christopher N. Gerosa

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: August 13, 2021	By:	/s/ Scott Pintoff
	Name:	Scott Pintoff
	Title:	General Counsel and Corporate Secretary